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                                                                  EXHIBIT 10.27

                             [SEAFIRST LETTERHEAD]


November 7, 1995


Thomas F. Leonard
President
Chrystal Mountain, Inc.
1 Crystal Mountain Blvd.
Enumclaw, WA 98022

Dear Tom:

This is to inform you that we waive, effective upon your acknowledgment and acceptance below on or before November 30, 1995 the following provisions of our Second and Restated Loan Agreement dated September 14, 1995:

     6.10 the section of same which reads -- Borrower shall at all times maintain a ratio of indebtedness to tangible net worth of not more than 2.0 to 1. and

     7.7  Capital Expenditures -- maximum

This waiver is for fiscal year ending September 30, 1995. This waiver relates only to the above provisions and is only for the fiscal year ending September 30, 1995. This waiver shall not be construed as a course of conduct. All other conditions not specifically waived hereby shall be strictly construed.

Please acknowledge your acceptance by signing below and returning this letter by November 30, 1995.

Sincerely,

Seattle-First National Bank
SW Commercial Banking -- Team 2         Borrower Acknowledgment:
                                        Crystal Mountain, Inc.

/s/  M J Scott                         By: /s/ Thomas F. Leonard
--------------------                       ------------------------
Michael J. Scott                           Title: President
Vice President                             Date:  11/11/95